UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2014

SmartStop Self Storage, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-53644

MD	32-0211624
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

111 Corporate Drive, Suite 120, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 327-3485

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendments to Articles of Incorporation

As previously reported, on November 10, 2014, the stockholders of SmartStop Self Storage, Inc. (the “Company”), by a majority of all votes entitled to be cast at the 2014 Annual Meeting of Stockholders of the Company, among other things, approved four proposals to amend and restate the Company’s charter as described in the Company’s Definitive Proxy Statement (the “Proxy Statement”), as filed with the Securities and Exchange Commission on September 15, 2014, which is incorporated into this Item 5.03 disclosure by reference.

Proposals No. 2A through D of the Proxy Statement related to the amendment and restatement of the Company’s charter (the “Third Amended and Restated Charter”). Specifically, Proposal No. 2A proposed the amendment and restatement of the Company’s charter to remove or revise the provisions included from the North American Securities Administrators Association’s Statement of Policy Regarding Real Estate Investment Trusts (the “NASAA REIT Guidelines”), so that the resulting charter would be more similar to those of publicly-traded REITs incorporated in Maryland. As stated in the Proxy Statement, following stockholder approval of Proposals No. 2A through D, the Third Amended and Restated Charter would become effective once it was filed with, and accepted by, the State Department of Assessments and Taxation of the State of Maryland (“SDAT”). The Third Amended and Restated Charter was filed with the Maryland State Department of Assessments and Taxation and became effective on November 21, 2014. A copy of the Third Amended and Restated Charter is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

Amendments to Bylaws

On November 19, 2014, the board of directors (the “Board”) of the Company approved the amendment and restatement of the Company’s bylaws (the “Amended and Restated Bylaws”), which became effective upon approval. The general intent of the Amended and Restated Bylaws is to conform the Company’s bylaws to the provisions of its charter that changed upon the filing of the Third Amended and Restated Charter with the SDAT. Additionally, the Amended and Restated Bylaws reflect recent updates and developments in public company governance. A copy of the complete text of the Amended and Restated Bylaws of the Company, effective November 19, 2014, is attached as Exhibit 3.2 to this Current Report on Form 8-K and incorporated into this Item 5.03 disclosure by reference. The following is a discussion of the material provisions adopted or amended in the Amended and Restated Bylaws.

Article II, Section 2 (Annual Meeting) has been amended to delete the NASAA REIT Guidelines requirement that the annual meeting of stockholders be held not less than 30 days after delivery of the annual report to stockholders.

Article II, Section 3 (Special Meetings) has been amended to establish procedures for stockholders to call a special meeting of stockholders, including increasing the percentage of shares entitled to require a special meeting of stockholders from 10% to a majority and addressing issues relating to (a) delivery and contents of the initial notices from stockholders requesting a special meeting; (b) the fixing of a record date for determining stockholders entitled to request a special meeting and stockholders entitled to notice of and to vote at the meeting; (c) responsibility for the costs of preparing and mailing notice of the meeting; (d) setting the time, date and place of special meetings of stockholders; (e) revocation of requests for special meetings of stockholders; and (f) verifying the validity of a stockholder request for a special meeting.

Article II, Section 4 (Notice) has been amended to: (a) provide for “householding” of notices, as permitted by the MGCL and federal proxy rules; (b) provide that a minor irregularity in providing notice of a stockholders meeting will not affect the validity of the meeting; and (c) clarify that the Company may postpone or cancel a stockholders meeting by making a public announcement of the postponement or cancellation prior to the meeting.

Article II, Section 5 (Organization and Conduct) has been amended to expand the list of powers of the chairman of a stockholders meeting to include complying with any state and local laws and regulations concerning safety and security.

Article II, Section 6 (Quorum) has been amended to provide that the presence of stockholders entitled to cast a majority (as opposed to 50%) of all votes entitled to be cast, shall constitute a quorum.

Article II, Section 7 (Voting) has been amended to provide that directors will be elected by a plurality, as opposed to the NASAA REIT Guidelines threshold of a majority, of the votes cast in person or by proxy.

Article II, Section 10 (Inspectors of Election) has been amended to clarify that the Board may appoint independent inspectors, before or at the meeting, who will determine the number of shares of stock represented at the meeting and the validity and effect of proxies; receive and tabulate all votes,ballots or consents; report such tabulation to the chairman of the meeting; hear and determine all challenges and questions arising in connection with the right to vote; and do such acts as are proper to conduct the election or vote with fairness to all stockholders.

Article II, Section 12 (Nominations and Stockholder Business) has been amended with respect to the advance notice provisions for stockholder nominations for director and stockholder business proposals in order to provide the Board sufficient time and information to adequately consider and respond to a stockholder nomination or proposal. The Bylaws require stockholders to notify the secretary of the Company of director nominations and other stockholder proposals not earlier than the 150th day and not later than 5:00 p.m., local time, on the 120th day prior to the first anniversary of the date of the preceding year’s proxy statement (defined generally as the first date the proxy statement is distributed to stockholders). Additionally, the amendments: (a) expand the information required to be disclosed by the stockholder making a proposal or nomination, including: (i) the shares or other securities owned by the stockholder and/or the nominee holder for the shares or other securities, and number of any securities owned beneficially but not of record by the stockholder or proposed nominee; (ii) the extent to which the stockholder proponent has entered into any hedging transaction or other arrangement with the effect or intent of mitigating or otherwise managing benefit, loss or risk of share price changes or increasing or decreasing the proponent’s voting power in the stock of the Company or any affiliate of the Company; (iii) any substantial interest, direct or indirect, by security holdings or otherwise, of the stockholder or proposed nominee, in the Company or any affiliate thereof; (iv) the proponent’s investment strategy or objective and any related disclosure document that the proponent has provided to its investors; (v) require the disclosure of any person who contacted or was contacted by the stockholder giving the notice about the proposal or nomination prior to the date of notice; and (vi) to the extent known by the stockholder, the name and address of any other stockholder supporting the proposed nominee or proposal of other business. Furthermore, the amendments expand the information needed with respect to any proposed nominee, including other information required by the director and officer questionnaire in connection with the Company’s annual meeting. It is also required, as part of the existing verification process, that the stockholder, upon request, verify and update information provided to the Company and notify the Company of any change in such information.

Article II, new Section 13 (Exemption from Control Share Acquisition Statute) has been added to provide that the Maryland Control Share Acquisition Act does not apply to any acquisition by any person of shares of stock of the Company.

Article II, new Section 14 (Business Combination Statute) has been added to provide that the Maryland Business Combination Statute does not apply to any “business combination” of the Company and any other person.

Article III, Section 7 (Voting) has been amended to remove the NASAA REIT Guidelines requirement that certain transactions be approved by the independent directors of the Company.

Article III, former section 17 (Presumption of Assent) has been deleted to remove unnecessary provisions concerning the presumption that a director assents to an action unless he or she enters his or her dissent in the minutes of a meeting or files or mails a written dissent.

Article III, new Section 17 (Ratification) has been added to state the power of the Board and stockholders to ratify prior actions or inactions by the Company.

Article III, new Section 18 (Interested Director Transactions) has been added to provide assurance that Section 2-419 of the MGCL applies to the directors of the Company.

Article III, new Section 19 (Emergency Provisions) has been added to provide for procedural flexibility in the event of an emergency.

Article IV, Section 1 (Number, Tenure and Qualifications) has been amended to provide that each committee shall be composed of a minimum of one director (rather than two directors).

Article IV, Section 2 (Powers) has been amended to provide that the Board may delegate any of its powers to a committee, except as prohibited by law.

Article V, Section 9 (Vice Presidents) has been amended to clarify that the chief executive officer may assign duties to the vice presidents.

Article V, Section 11 (Treasurer) has been amended to clarify that the chief exective officer, the president or the Board may assign duties to the treasurer and to delete obsolete provisions relating to surety bonds.

Article V, Section 12 (Assistant Secretaries and Assistant Treasurers) has been amended to clarify certain powers of the assistant secretaries and assistant treasurers and to delete obsolete provisions relating to surety bonds.

Article VI, Section 3 (Deposits) has been amended to provide that the funds of the Company may be invested as well as deposited.

Article VII. Section 1 (Certificates; Required Information) has been amended to provide that there are no differences in the rights and obligations of stockholders based on whether their shares are evidenced by certificates or not.

Article VII, Section 2 (Transfers) has been amended to provide for the transfer of shares that are not certificated or that the Board determines shall no longer be certificated.

Article VII, Section 3 (Replacement Certificate) has been amended to no longer require a stockholder of a lost stock certificate to advertise such and to delete the requirement that a replacement certificate be issued if the shares are no longer certificated.

Article VII, Section 4 (Closing of Transfer Books or Fixing of Record Date) has been amended to clarify that a stockholders meeting may be postponed without further notice to a date not more than 120 days after the record date originally fixed for the meeting.

Article VII, Section 6 (Fractional Stock; Issuance of Units) has been amended to clarify that the Board may authorize the issuance of fractional shares or provide for the issuance of scrip.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

3.1	Third Amended and Restated Charter

3.2	Amended and Restated Bylaws

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTSTOP SELF STORAGE, INC.

Date: November 24, 2014	By:	/s/ Michael S. McClure
Michael S. McClure
Executive Vice President, Chief Financial Officer, and Treasurer